UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2026

Vertical Data Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-56812	99-2841705
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices)

(888) 462-3453

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

Vertical Data Inc. (the “Company”) announced that, effective August 17, 2026, Christopher S. Downs was appointed to serve as the Company’s Interim Chief Financial Officer as well as the Company’s principal financial officer and principal accounting officer. Mr. Downs has agreed to serve on an interim basis pending the appointment of a permanent Chief Financial Officer of the Company.

Mr. Downs, age 48, has served as President of Lincoln Hall Advisors LLC, a Wyoming limited liability company, (“Lincoln Hall Advisors”), a corporate finance and strategic advisory firm serving publicly traded companies, since May 2026. Mr. Downs previously served as the Chief Financial Officer of CNS Pharmaceuticals, Inc. (Nasdaq: CNSP), a biotechnology company listed on the Nasdaq Capital Market, from November 2019 through March 2026 and as Senior Vice President–Finance of CNS Pharmaceuticals from March 2026 through May 2026. From March 2021 to August 2024, Mr. Downs served as a member of the board of directors and Chair of the Audit Committee of EBET, Inc. (Nasdaq: EBET), a technology company developing and operating platforms focused on esports and competitive gaming. From April 2018 to November 2019, Mr. Downs served as Vice President of Finance and Treasurer of Innovative Aftermarket Systems, L.P., a privately held provider of finance and insurance solutions. From June 2011 through March 2018, Mr. Downs was employed by InfuSystem Holdings, Inc. (NYSE American: INFU), a supplier of infusion services to oncologists in the United States in the following capacities: Director of Finance (June 2011- September 2013), Vice President and Treasurer (October 2013-August 2016), Executive Vice President and Interim Chief Financial Officer (August 2016-March 2018). Mr. Downs also spent 10 years in investment banking with various firms including Citigroup, Alterity Partners and Maren Group where he worked in mergers and acquisitions, finance and capital markets. Mr. Downs is a Certified Public Accountant, a Certified Treasury Professional and a Certified Corporate FP&A Professional. He holds an M.B.A. from Columbia Business School, an M.S. in Accounting from the University of Houston–Clear Lake and a B.S. in Economics from the United States Military Academy at West Point.

Mr. Downs will provide services to the Company as Interim Chief Financial Officer through Lincoln Hall Advisors, of which Mr. Downs is the President and sole member, pursuant to a Consulting Agreement, entered into as of August 1, 2026 (the “Effective Date”), between the Company and Lincoln Hall Advisors (the “Consulting Agreement”). The term (the “Term”) of the Consulting Agreement began on the Effective Date and will continue until either the Company or Lincoln Hall Advisors terminates the agreement, which either party may do at any time, for any reason or no reason, by giving the other party 30 days’ prior written notice of such termination. Mr. Downs will serve as an independent contractor and will not be an employee of the Company. Pursuant to the Consulting Agreement, until the Board appointed him as Interim Chief Financial Officer, Mr. Downs served as a consultant to the Company beginning on the Effective Date in connection with the Company’s finances, reporting and uplisting activities.

In consideration for Mr. Downs serving as the Company’s Interim Chief Financial Officer, the Company has agreed to (i) pay Lincoln Hall Advisors base cash compensation of $15,000 per month, payable against invoices submitted by Lincoln Hall Advisors to the Company, and (ii) issue Lincoln Hall Advisors, in respect of each calendar month during the term of the Consulting Agreement, a number of shares of the Company’s restricted common stock, par value $0.0001 per share (the “Common Stock”), equal to (A) $5,000 divided by (B) the volume-weighted average price (the “VWAP”) of the Common Stock on the OTCQB Marketplace for all trading days during such calendar month, as reported by Bloomberg L.P., rounded down to the nearest whole share. Each monthly issuance shall be fully vested on its date of grant.

Pursuant to the terms of the Consulting Agreement, Lincoln Hall Advisors will not, during or subsequent to the Term, (i) use Confidential Information (as defined in the Consulting Agreement) for any purpose whatsoever other than the performance of the services described in the Consulting Agreement on behalf of the Company or (ii) disclose Confidential Information to any third party. In addition, Lincoln Hall Advisors agrees that it will not, during the Term, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Lincoln Hall Advisors or other person or entity with which Lincoln Hall Advisors has an agreement or duty to keep in confidence information acquired by Lincoln Hall Advisors, if any. In addition, from the Effective Date until 12 months after the termination of the Consulting Agreement, Lincoln Hall Advisors will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates.

Pursuant to the terms of the Consulting Agreement, Lincoln Hall Advisors has agreed to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent, reckless or intentionally wrongful act of Lincoln Hall Advisors, Mr. Downs, or Lincoln Hall Advisors’ other assistants, employees or agents, (ii) any material breach by Lincoln Hall Advisors, Mr. Downs, or Lincoln Hall Advisors’ other assistants, employees or agents of any of the covenants contained in the Consulting Agreement, (iii) any failure of Lincoln Hall Advisors to perform the Services in accordance with all applicable laws, rules and regulations. In addition, the Company has agreed to indemnify and hold harmless Lincoln Hall Advisors and Mr. Downs from and against all losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses (which shall be advanced as incurred), arising directly or indirectly from or in connection with (i) the Services or Mr. Downs’ service as an officer of the Company, except to the extent resulting from matters for which Lincoln Hall Advisors is obligated to indemnify the Company, (ii) any grossly negligent, reckless or intentionally wrongful act of the Company or its directors, officers, employees or agents (other than Lincoln Hall Advisors and Mr. Downs), or (iii) any determination by a court or agency that Lincoln Hall Advisors or Mr. Downs is an employee of the Company, including any resulting taxes, penalties, or interest. In addition, pursuant to the Consulting Agreement, the Company is required to cause Mr. Downs, in his capacity as Interim Chief Financial Officer and an officer of the Company, to be covered by the Company’s directors’ and officers’ liability insurance on terms no less favorable than those applicable to any other officer of the Company, including customary “tail” coverage for a period of not less than six years following termination of the Consulting Agreement, and to enter into the Company’s standard form of officer indemnification agreement with Mr. Downs.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no family relationships between Mr. Downs and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Downs and any other person pursuant to which he was appointed as Interim Chief Financial Officer, other than the Consulting Agreement described above. In addition, except as set forth above, Mr. Downs is not a party to, or has a direct or indirect material interest in, any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Credit Officer

Effective August 17, 2026, the Company appointed Christopher Creatura to serve as the Chief Credit Officer of the Company, where he will lead credit and underwriting for the GPUfinancing.com platform. In connection with his appointment as the Chief Credit Officer, Mr. Creatura resigned, effective August 17, 2026, as the Company’s Chief Financial Officer and the Company’s principal financial officer and principal accounting officer.

Item 7.01. Regulation FD Disclosure.

On August 18, 2026, the Company issued a press release announcing the appointment of (i) Mr. Downs as the Company’s Interim Chief Financial Officer, and (ii) Mr. Creatura, who previously served as the Company’s Chief Financial Officer, as the Chief Credit Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Consulting Agreement, entered into as of August 1, 2026, between Vertical Data Inc. and Lincoln Hall Advisors LLC
99.1	Press Release of Vertical Data Inc., dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026

VERTICAL DATA INC.

	By:	/s/ Deven Soni
	Name:	Deven Soni
	Title:	Chairman and Chief Executive Officer